Sub-Item 77Q1(e):

Form of Investment Advisory Agreement between RiverNorth Opportunities Fund, Inc. (the “Fund”) and ALPS Advisors, Inc. (“ALPS”) is hereby incorporated by reference to Exhibit 99.25.2.G.1 to Pre-Effective Amendment No. 7 to the Fund’s Registration Statement on Form N-2A filed on December 23, 2015 (SEC Accession No. 0001398344-15-008387).

Form of Investment Sub-Advisory Agreement between ALPS and RiverNorth Capital Management, LLC on behalf of the Fund is hereby incorporated by reference to Exhibit 99.25.2.G.2 to Pre-Effective Amendment No. 7 to the Fund’s Registration Statement on Form N-2A filed on December 23 2015 (SEC Accession No. 0001398344-15-008387).